POWER OF ATTORNEY
Exhibit 24-1

March 23, 2023
POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that the undersigned hereby constitutes and appoints each of Michael Richards, David Stott and Kramer Ortman, signing singly, the undersigned's true and lawful attorney-in-fact to: (i) execute for and on behalf of the undersigned, in the undersigned'scapacity as an officer and/or director and/or owner of greater than 10% of the outstanding ordinary shares ofSensata Technologies Holding plc, a public limited liability company formed under the laws of England and Wales (the "Company"), Forms 3, 4 and 5 in
accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder ("Section 16 of the Exchange Act"); (ii) do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute any such Form 3,
4 or 5 and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority, including The New YorkStock Exchange; and (iii) take any other action of any type whatsoever in connection with the foregoing that,in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-
fact's discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-
fact,or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the
Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file
Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the
Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned have caused this Power of Attorney to be executed and effective as of
March 23, 2023

Jennifer Lynn Slater
/s/ Jennifer Lynn Slater